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iSUN, INC.

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THIS FILING CONSISTS OF A PRESS RELEASE OF iSUN, INC. RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS, SCHEDULED TO BE HELD VIRTUALLY ON JANUARY 24, 2023 AND ADJOURNED UNTIL JANUARY 31, 2023, AND THE RELATED PROXY STATEMENT.

iSun Inc. Announces Adjournment of 2023 Special Meeting of Stockholders

Williston, VT, January 25, 2023 – iSun Inc. (NASDAQ: ISUN) (the “Company,” or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of experience accelerating the adoption of innovative electrical technologies, today announced that the Special Meeting of Stockholders (“the Meeting”) which was scheduled for yesterday, January 24, 2023 was adjourned to provide additional time for the Company to solicit additional proxies. The 2023 Special Meeting of Stockholders will now be held on Tuesday, January 31, 2023 beginning at 2:00 P.M (Eastern Time).

About iSun Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted service provider to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 600 megawatts of solar systems. The Company currently provides a comprehensive suite of solar services across residential, commercial, industrial & municipal, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

For more information contact:

iSun Investor Relations

IR: IR@isunenergy.com